UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2018

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A
(Former name or former address, if
changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Notes

On March 22, 2018, New Residential Investment Corp. (the “Company”), NRZ Advance Receivables Trust 2015-ON1 (an indirect subsidiary of the Company, the “Issuer”), HLSS Holdings, LLC (an indirect subsidiary of the Company, the “Sponsor”), Deutsche Bank National Trust Company (“Deutsche Bank”), Ocwen Loan Servicing, LLC (“Ocwen”) New Residential Mortgage LLC (a subsidiary of the Company, “NRM”), and JPMorgan Chase Bank, N.A. entered into a financing transaction pursuant to which the Issuer issued $425,000,000 of maximum principal balance of servicer advance receivables and deferred servicing fee backed variable funding notes (the “Series 2018-VF1 Notes”). The Series 2018-VF1 Notes are issued under the Amended and Restated Indenture dated as of August 17, 2017 (the “Indenture”), by and among the Issuer, Deutsche Bank, Ocwen, HLSS, NRM and Credit Suisse AG, New York Branch, as administrative agent, and a series indenture supplement (the “Series 2018-VF1 Supplement”) dated March 22, 2018. A copy of the Series 2018-VF1 Supplement is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein.

The proceeds of the Series 2018-VF1 Notes were used to redeem the Series 2015-VF1 Notes issued pursuant to the Indenture.

The Series 2018-VF1 Notes are secured by servicer advance receivables made by Ocwen and NRM and accrued and unpaid servicing fees payable under certain identified residential mortgage loan servicing agreements. The Series 2018-VF1 Notes have a revolving period of 1 year. All of the variable funding notes are held by JPMorgan Chase Bank, N.A.

The Series 2018-VF1 Notes bear interest at a weighted average per annum interest rate equal to the greater of (i) 2.0% and (ii) one-month LIBOR plus 1.0%.

The events of default and target amortization events under the Series 2018-VF1 Notes include customary events such as: (i) failure to satisfy an interest coverage test, (ii) failure to satisfy a collateral performance test measuring the ratio of collected advance reimbursements to the balance of advances; (iii) failure to satisfy minimum tangible net worth requirements for the Company; (iv) failure to satisfy minimum liquidity requirements for the Company, (v)  failure of Ocwen to satisfy a minimum liquidity requirement for Ocwen, (vi) for certain notes, failure to satisfy leverage tests for the Company; (viii) a change of control of the Company; (vii) certain judgments against the Sponsor or the subsidiaries of the Sponsor party to the transaction documents in excess of certain thresholds; (viii) failure to deliver certain reports; (ix) material breaches of any of the transaction documents (subject to applicable cure periods), (x) non‑payment of principal, interest or other amounts when due, (xi) insolvency of Ocwen, the Sponsor or the subsidiaries of the Sponsor party to the transaction documents; (xii) the Issuer becoming subject to registration as an “investment company” within the meaning of the 1940 Act; and (xiii) Ocwen or the Sponsor failing to comply with the deposit and remittance requirements set forth in any pooling and servicing agreement or such definitive documents.

Upon the occurrence of an event of default or a target amortization event (including because of the end of the related revolving period) in respect of the Series 2018-VF1 Notes, there is either an interest rate increase on the Series 2018-VF1 Notes, a rapid amortization of all or a portion of the Series 2018-VF1 Notes or an acceleration of principal repayment, or all of the foregoing.

Upon the occurrence and during the continuance of an event of default under the facility, the requisite percentage of the related noteholders may declare the Series 2018-VF1 Notes and all other obligations of the applicable issuer immediately due and payable and may terminate the commitments. A bankruptcy event of default causes such obligations automatically to become immediately due and payable and the commitments automatically to terminate.

The definitive documents related to the Series 2018-VF1 Notes contain customary representations and warranties, as well as affirmative and negative covenants. Affirmative covenants include, among others, reporting requirements, provision of notices of material events, maintenance of existence, maintenance of books and records, compliance with laws, compliance with covenants under the designated servicing agreements and maintaining certain servicing standards with respect to the advances and the related mortgage loans. Negative covenants include, among others, limitations on amendments to the designated servicing agreements and limitations on amendments to the procedures and methodology for repaying the advances or determining that advances have become non-recoverable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Issuer’s direct financial obligations under the notes is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1
Series 2018-VF1 Indenture Supplement, dated as of March 22, 2018, to the Amended and Restated Indenture, dated as of August 17, 2017, by and among NRZ Advance Receivables Trust 2015-ON1, Deutsche Bank National Trust Company, Ocwen Loan Servicing, LLC, HLSS Holdings, LLC, New Residential Mortgage LLC, JPMorgan Chase Bank, N.A. and New Residential Investment Corp.

EXHIBIT INDEX

Exhibit Number	Description

4.1
Series 2018-VF1 Indenture Supplement, dated as of March 22, 2018, to the Amended and Restated Indenture, dated as of August 17, 2017, by and among NRZ Advance Receivables Trust 2015-ON1, Deutsche Bank National Trust Company, Ocwen Loan Servicing, LLC, HLSS Holdings, LLC, New Residential Mortgage LLC, JPMorgan Chase Bank, N.A. and New Residential Investment Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer

Date: March 28, 2018